EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-214788) of Smith-Midland Corporation of our report dated April 14, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Richmond, Virginia

April 14, 2026